UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2013

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30392	13-4172059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Progress Drive

Montgomeryville, PA  18936

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 695-4142 and (215) 699-0730

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 1, 2013, Environmental Solutions Worldwide, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with David P. Stapleton (the “Receiver”), as the receiver for Cleaire Advanced Emission Controls, LLC, a Delaware limited liability company (“Cleaire”).

Cleaire has been engaged in the design, development and manufacturing of retrofit emission control systems for diesel engines.

Previously, after the occurrence and continuation of certain events of default by Cleaire on its senior secured credit facility, Wells Fargo Bank, National Association (“Wells Fargo”), as the senior secured lender to Cleaire, filed a complaint with the Superior Court of the State of California in the County of San Diego - Central Division (the “Court”) that is now pending, for, among other items, (1) the possession of the Cleaire collateral, (2) the foreclosure of Wells Fargo’s security interest against the Cleaire assets, and (3) the appointment of a receiver.  Pursuant to a prior order of the Court, the Receiver was appointed as such receiver and was authorized to take possession of, manage and control the personal property and the other assets of Cleaire and an additional sale order of the Court is required to consummate the transactions contemplated by the Asset Purchase Agreement.

Subject to the to the terms and conditions of the Asset Purchase Agreement, the Company was selected as (and agreed to act as) the “stalking horse bidder” for the Cleaire assets and has agreed to buy certain of Cleaire’s assets and to assume certain limited liabilities of Cleaire for a purchase price of $1.4 million (which amount includes a $140,000 deposit that was previously paid by the Company) plus a portion of gross profit realized on a certain purchase order.  Each of the Company and the Receiver has made various customary representations, warranties and covenants in the Asset Purchase Agreement Merger Agreement.

Assuming the closing conditions in the Asset Purchase Agreement are satisfied, including that no significant objection is raised (and no significant appeal to the Court’s anticipated sale order has been filed or remains pending) relating to the transactions contemplated by the Asset Purchase Agreement, such transactions are now anticipated by the Company to occur on or about April 18, 2013 after the anticipated issuance of a sale order by the Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC. (Registrant)

Date: April 12, 2013	By:	/s/ Praveen Nair
Praveen Nair Chief Financial Officer